JOINT MARKETING
                                   AGREEMENT


      WHEREAS, American Cities Studios, Inc. and Cybernet International Corporation (collectively, "Cybernet"), among other things, provide Web site design, hosting, maintenance and marketing services to a collection of Web sites and continuously recruit additional Web sites for such services;

      WHEREAS, 24/7 Media, Inc. ("24/7"), a Delaware corporation with an address at 1250 Broadway, 27th floor, New York, NY 10001, operates networks of internet web sites for which it solicits advertisers, advertising agencies, buying services or others regarding the placement of advertising banners and similar devices and sponsorships for display on Web sites;

      WHEREAS, 24/7 and Cybernet wish to enter into this Agreement and the Affiliation Agreement (as defined below) to provide a framework for their joint marketing of their respective services to Web sites in the Category (as defined below) and otherwise;

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.    Agreement to Jointly Market.

      A. 24/7 and Cybernet hereby agree to jointly market their respective services to Web sites owned by major league sports franchises, major league organizations, and athletic departments of colleges and universities (the "Category") as well as to other Web sites. Each Web site to be covered by this Agreement shall, with the written consent of each of 24/7 and Cybernet, become a party to the 24/7 Media / Cybernet Network Affiliation Agreement (the "Affiliation Agreement") attached hereto.

      B. Cybernet hereby agrees to use its best efforts to cause Web sites in the Category and outside the Category to become a party to the Affiliation Agreement.

      C. Subject to the following clause, 24/7 agrees to enter into the Affiliation Agreement with each Web site in the Category that Cybernet recommends be made a party, provided, however, that 24/7 retains the right in its sole discretion to refuse to enter into the Affiliation Agreement with any Web site whose content, in the sole judgment of 24/7, is not in accordance with 24/7's content standards.

2.    Exclusivity

      A. 24/7 hereby agrees not to sell internet advertising for Web sites included in the Category other than pursuant to the Affiliation Agreement; provided, however, that 24/7 may continue its existing, active relationship with all Web sites in the Category or otherwise currently affiliated with 24/7 or with companies that are acquired by 24/7 subsequent to the execution of this Agreement, so long as not more than 50% of such acquired companies' revenues are derived from Web sites in the Category.

      B. Cybernet agrees not to jointly market its services with any other internet advertising sales firm to Web sites included in the Category.

3.    Principal Contact

      24/7 acknowledges and agrees that persons associated with Cybernet shall be the principal contact for communications between 24/7 and each Web site introduced by Cybernet to 24/7 for inclusion in the Affiliation Agreement, and that 24/7 shall not regularly communicate directly with representatives of such Web sites without the consent of Cybernet.

4. Term. The term of this Agreement (the "Term") shall commence on the Effective Date (as defined below) and terminate on December 31, 2001; provided, however, that Cybernet shall have the option to terminate the Agreement at any time after February 28, 2000 if 24/7 shall fail to achieve in the 12 months then ended a gross cost per thousand impressions ("CPM") across all internet advertising inventory covered by this Agreement of $5.00; it being agreed that advertising inventory in respect of a new Web site added to this Agreement shall not be deemed to be covered by this Agreement for purposes of calculating the gross CPM until the first day of the third full month following the initial inclusion of such Web site; and provided, further, that 24/7 shall have the option to terminate the Agreement at any time after February 28, 2000 if the number of advertising impressions covered by this Agreement shall average fewer than 50,000,000 advertising impressions per month in the 12 months then ended. Termination will be effective thirty days after the date on which written notice is given, as determined under the provisions of Section 9 below, to the other party.

5. Confidentiality. 24/7 and Cybernet covenant to each other that neither party shall disclose to any third party (other than its employees and directors, in their capacity as such, and the employees and directors of any affiliate on a need to know basis so long as they are bound by the terms of this Agreement) any information regarding the terms and provisions of this Agreement or any non-public confidential information which has been identified as such by the other Party hereto except (i) to the extent necessary to comply with any law or valid order of a court of competent jurisdiction (or any regulatory or administrative tribunal), in which event the party so complying shall so notify the others as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, if available; (ii) as part of its normal reporting or review procedure to its auditors or its attorneys, as the case may be, so long as they are notified of the provisions of this Agreement; (iii) in order to enforce its rights pursuant to this Agreement; (iv) in connection with any filing with any governmental body or as otherwise required by law, including the federal securities laws and any applicable rules and regulations of any stock

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


exchange or quotation system; and (v) in a confidential disclosure made in connection with a contemplated financing, merger, consolidation or sale of capital stock of 24/7 or Cybernet. Information which is or should be reasonably understood to be confidential or proprietary includes, but is not limited to, information about the 24/7 Network, sales, cost and other unpublished financial information, product and business plans, projections, marketing data, and sponsors but shall not include information (a) already lawfully known to or independently developed by a party, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party or (e) required to be disclosed by law.

6. No Poaching. Cybernet agrees that, for a period of one year from the end of the Term, neither it nor its affiliates will solicit or recruit the services of any 24/7 employees, or hire any such employees.

7. No Waiver. This Agreement shall not be waived, modified, assigned or transferred except by a written consent to that effect signed by Cybernet and 24/7. 24/7 hereby acknowledges that Cybernet is expected to be acquired by Mpact Immedia and consents to such acquisition and agrees to consent to the assignment of this Agreement to an affiliate of Mpact Immedia if so requested. Each of Cybernet and 24/7 agrees that if it assigns or transfers this Agreement, it shall cause such successor, assignee, or transferee to assume all of Cybernet's obligations hereunder. Any assignment, transfer, or assumption shall not relieve Cybernet of liability hereunder.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed therein, without regard to principles of conflicts of laws.

9. Notices. All notices required or permitted to be given hereunder shall be in writing and either hand-delivered, telecopied, mailed by certified first class mail, postage prepaid, or sent via electronic mail to the other party or parties hereto at the address(es) set forth below. A notice shall be deemed given when delivered personally, when the telecopied notice is transmitted by the sender, three business days after mailing by certified first class mail, or on the delivery date if delivered by electronic mail.

10. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements of the Parties with respect to the transactions set forth herein and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.


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


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement this 30th day of September, 1998 (the "Effective Date").


24/7 MEDIA, INC.


By:                                 /s/ David J. Moore
                                    -----------------------
Name:                               David J. Moore
Title:                              Chief Executive Officer

E-mail address:                     dmoore@247media.com


AMERICAN CITIES STUDIOS, INC.

By:                                 /s/ Ted Silverman
                                    -----------------------
Name:                               Ted Silverman
Title:                              Chief Executive Officer

E-mail address:                     Ted@amcities.com


CYBERNET INTERNATIONAL CORPORATION


By:                                 /s/ Ted Silverman
                                    -----------------------
Name:                               Ted Silverman
Title:                              President

E-mail address:                     Ted@cyb.net


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